Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

APOLLOMICS INC.

(adopted by a special resolution dated September 24, 2020)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

APOLLOMICS INC.

(adopted by a special resolution dated September 24, 2020)

1	The name of the Company is Apollomics Inc.

2

The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-111, Cayman Islands, or at such other place as the Directors may from time to time decide.

3

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5

The authorised share capital of the Company is US$250,000.00 divided into 1,613,343,488 ordinary shares of a par value of US$0.0001 each and 886,656,512 preferred shares, par value of US$0.0001 each. The preferred shares are divided into four series, (a) one of which series is designated as Series C Preferred Shares and consists of up to 371,600,000 shares, (b) one of which series is designated as Series B Preferred Shares and consists of up to 300,356,512 shares, (c) one of which series is designated as Series A1 Preferred Shares and consists of up to 132,100,000 shares and (d) one of which series is designated as Series A2 Preferred Shares and consists of up to 82,600,000 shares.

6

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

3

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

APOLLOMICS INC.

(adopted by a special resolution dated September 24, 2020)

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, term “control” (including the terms “controlled by” and “under common control with”) means (i) direct or indirect ownership of at least fifty percent (50%) of the voting securities of such entity (or such other maximum percentage as permitted by the applicable Laws in the relevant jurisdiction); or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contract or otherwise. The term “Affiliated” has the meanings correlative to the foregoing.

“Business Day”	means any day that is not a Saturday, Sunday, legal holiday or any other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the State of California in the United States, Hong Kong, or the People’s Republic of China.

“Articles”	means these articles of association of the Company (including any schedule and exhibit thereof) as originally formed or as from time to time altered by Special Resolution.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any).

“Board”	means the board of Directors appointed or elected pursuant to these Articles and acting at a meeting of Directors at which there is a quorum or by written resolution in accordance with these Articles.

“CMBI”	means the RMB SPV (as defined in the Series B Subscription Agreement) to be directly or indirectly established by CMB International Financial Holding (Shenzhen) Co., Ltd. (招银国际金融控股(深圳)有限公司) or its Affiliate as its successor or assignee under the Series B Subscription Agreement.

“Company”	means the above named company.

“Competitive Business”	means any business which is directly or indirectly in the same business or competes with the principal business (which is developing and commercializing cancer therapeutics as of the date hereof) of the Company.

“Conversion Price”	means, in respect of the Series A1 Shares, the Series A2 Shares, the Series B Shares or the Series C Shares, as applicable, the price initially set under Section 3.1 of Schedule A and as adjusted in accordance with Section 3.4 of Schedule A.

“Conversion Rate”	means, in respect of the Series A1 Shares, the Series A2 Shares, the Series B Shares or the Series C Shares, at the relevant time, the rate obtained by dividing the Original Issue Price of Series A1 Shares, the Original Issue Price of the Series A2 Shares, the Original Issue Price of the Series B Shares, or the Original Issue Price of the Series C Shares, respectively, by the Conversion Price of Series A1 Shares, the Series A2 Shares, the Series B Shares or the Series C Shares, respectively, in effect at such time.

“Commercially Reasonable Best Efforts”	means efforts determined by the Board in good faith (with a view to the best interests of the Company and its shareholders as a whole) to be commercially reasonable in the circumstances.

“Directors”	means the directors of the Company.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law of the Cayman Islands, as amended.

“Equity Incentive Plan”	means the Company’s 2016 Equity Incentive Plan, as amended from time to time in accordance with these Articles.

“Equity Securities”	means, collectively, any equity securities of the Company, as well as rights, options, or warrants issued by the Company to purchase such equity securities, or securities of any type whatsoever issued by the Company that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“First Liquidation Notice”	has the meaning set forth in Section 2.7 of Schedule A.

“Fully-Diluted Basis”	means the Ordinary Shares outstanding, assuming the full exercise of all outstanding options, warrants and other rights and obligations to acquire shares of the Company (for greater certainty, without regard to any vesting provisions) and the full conversion, exercise or exchange of all outstanding securities (including those deemed outstanding upon the assumed exercise of the aforementioned options, warrants and other rights and obligations) convertible into or exercisable or exchangeable for Ordinary Shares, plus all Ordinary Shares reserved for issuance pursuant to future awards under any option, equity bonus, share purchase or other equity incentive plan or arrangement of the Company (including the Equity Incentive Plan).

“Governmental Authority”	means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Investors’ Rights Agreement”	means the Investors’ Rights Agreement dated September 24, 2020 among, inter alios, the Company, the Key Holders, Series C Lead Investor and certain other parties thereto.

“Key Holders”	means, collectively, (a) Sanjeev Redkar and (b) Guo-Liang Yu; and a “Key Holder” means any one of them.

“Series C Lead Investor”	means Shanghai Chongmao Investment Center (Limited Partnership) (or any of its Affiliate(s) as designated by it in writing).

“Liquidation Event”	means any liquidation, dissolution, winding up, merger, acquisition, consolidation, issuance or transfer of equity securities or other transaction or series of transactions which causes the then Members of the Company to lose controlling or majority voting rights in the Company or the surviving Person (if not the Company), or any transaction or series of transactions in which all or substantially all assets including intellectual property of the Company are disposed via sale, lease or other arrangement, or the grant of an exclusive license to all or substantially all of the Company’s intellectual property (other than to one or more wholly-owned subsidiaries of the Company).

“Law”	means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgement, decree, other requirement or rule of law of any Governmental Authority.

“Market Valuation”	means the product obtained by multiplying (A) the price per share at which the Ordinary Shares are sold to the public at the relevant offering, by (B) the number of Ordinary Shares outstanding immediately prior to such public offering, calculated on a Fully Diluted Basis.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the Fifth Amended and Restated Memorandum of Association of the Company, as amended from time to time by Special Resolution.

“OrbiMed”	means OrbiMed Asia Partners II, L.P.

“Ordinary Resolution”	means a resolution passed by a simple majority of the votes cast calculated in accordance with Article 60 and includes a written resolution as contemplated by Article 51.

“Ordinary Share”	means an ordinary share of US$0.0001 par value in the capital of the Company having the rights attaching to it set out herein.

“Ordinary Share Equivalents”	has the meaning set forth in Section 3.4(c) of Schedule A.

“Original Issue Price”	means, with respect to the Series A1 Shares, the Original Issue Price of Series A1 Shares; with respect to the Series A2 Shares, the Original Issue Price of Series A2 Shares; with respect to the Series B Shares, the Original Issue Price of Series B Shares; and with respect to the Series C Shares, the Original Issue Price of Series C Shares.

“Original Issue Price of Series A1 Shares”	means US$0.04543 per Series A1 Share.

“Original Issue Price of Series A2 Shares”	means the price calculated in accordance with Section 2.2.1(a) of the Series A Subscription Agreement.

“Original Issue Price of Series B Shares”	means US$0.3329 per Series B Share.

“Original Issue Price of Series C Shares”	means US$0.4845 per Series C Share.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Preferred Shares”	means the Series A1 Shares, the Series A2 Shares, the Series B Shares and the Series C Shares.

“Qualified IPO”	means the closing of a firm commitment underwritten registered public offering by the Company of its Ordinary Shares on an internationally recognized securities exchange in the United States, Hong Kong, China or any other jurisdiction approved by the Board, at a pre-offering valuation of the Company of at least US$785,803,200.

“Recapitalization”	means any share splits, share dividends, combinations, recapitalizations or the like.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities Act”	means the United States Securities Act of 1933, as amended.

“Series A Shares”	means Series A1 Shares and/or Series A2 Shares.

“Series A Subscription Agreement”	means the Series A Preferred Share Subscription Agreement dated as of July 28, 2016 between the Company, OrbiMed and the other parties thereto, pursuant to which the Series A1 Shares and Series A2 Shares are issued.

“Series A1 Shares”	means Series A1 Preferred Shares of the Company of a par value of US$0.0001 each with the rights provided in these Articles.

“Series A2 Shares”	means Series A2 Preferred Shares of the Company of a par value of US$0.0001 each with the rights provided in these Articles.

“Series B Shares”	means Series B Preferred Shares of the Company of a par value of US$0.0001 each with the rights provided in these Articles.

“Series B Subscription Agreement”	means the Series B Preferred Share Subscription Agreement dated as of September 12, 2018, and as amended as of March 13, 2019, among the Company, the Series B Investors and the other parties thereto, pursuant to which the Series B Shares are issued.

“Series C Shares”	means Series C Preferred Shares of the Company of a par value of US$0.0001 each with the rights provided in these Articles.

“Series C Subscription Agreement”	means the Series C Preferred Share Subscription Agreement dated as of September 24, 2020 between the Company, the Series C Investors and the other parties thereto, pursuant to which the Series C Shares are issued.

“Share” and “Shares”	means a share or shares in the capital of the Company and includes a fraction of a share. For the avoidance of doubt, “Shares” include, without limitation, all Ordinary Shares, Series A Shares, Series B Shares and Series C Shares, now owned or subsequently acquired by a Member, however acquired, whether through share splits, share dividends, reclassifications, recapitalizations, similar events or otherwise.

“Special Resolution”	means a resolution passed by two-thirds (2/3) of votes cast at a meeting calculated in accordance with Article 60 or, where passed by resolution in writing, by all Members entitled to vote as provided in Article 51.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Trade Secret”	means the technical data or know-hows, commercial data or other information, as defined and protectable under the relevant laws and regulations governing trade secret, which (i) is not generally known or reasonably ascertainable by others; (ii) has independent and practicable economic value; and (iii) the Group Companies (as defined in the Series C Subscription Agreement) have taken reasonable measure to maintain its secrecy, including, but not limited to, research plans, patterns, product data, formulas, design data, prototypes, manufacturing engineering and process, computer programs and software (whether as source code or object code), database, records for research and development, technical report, product test report, experimental data, operation manual, technical documentation, equipment modifications data, hardware configuration information, yield data, customer lists and customers, supplier lists and suppliers, partners, markets, costs and pricing. For the avoidance of doubt, technologies for which any member of the Group Companies has filed a public application for patent protection and information registered for copyright protection under applicable law shall not be deemed as Trade Secret herein.

“Transaction Documents”	means the Series C Subscription Agreement and the Ancillary Agreements (as defined in the Series C Subscription Agreement).

2	In the Articles:

2.1	words importing the singular number include the plural number and vice-versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations, partnerships, limited liability companies or other business organizations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6

any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles;

2.8	Section 8 of the Electronic Transaction Law shall not apply;

2.9

unless the context requires otherwise, references to Sections in Schedule A to the Articles are references to such Sections in Schedule A and references to Sections elsewhere to the Articles are references to Sections in the Articles outside of Schedule A; and

2.10

wherever a conflict (or otherwise an inconsistency) exists between the provisions of Article 10 or Article 11 and any other provision of these Articles, the provisions of Article 10 and Article 11 shall govern to the extent of such conflict or other inconsistency.

COMMENCEMENT OF BUSINESS

3

The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

4	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5

Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares but subject to the Statute and the provisions of these Articles (including Schedule A), Shares in the Company may be issued by the Directors and any such Share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the Directors subject to any Ordinary Resolution of the Company, determine. Notwithstanding any provision to the contrary contained in these Articles, the Company shall not issue Shares to bearer.

SHARES IN THE CAPITAL OF THE COMPANY

6	Series A1 Preferred Shares. Certain rights, preferences, privileges and limitations of the Series A1 Shares are as set forth in Schedule A and as follows:

6.1	Redemption. Neither the Company nor the holders of Series A1 Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any Series A1 Shares.

6.2

Status of Redeemed or Converted Shares. In the event any Series A1 Shares shall be converted pursuant to Section 3 of Schedule A, the shares so converted shall be cancelled and shall not be issuable by the Company.

6A	Series A2 Preferred Shares. Certain rights, preferences, privileges and limitations of the Series A2 Shares are as set forth in Schedule A and as follows:

6.1A    Redemption. Neither the Company nor the holders of Series A2 Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any Series A2 Shares.

6.2A    Status of Redeemed or Converted Shares. In the event any Series A2 Shares shall be converted pursuant to Section 3 of Schedule A, the shares so converted shall be cancelled and shall not be issuable by the Company.

7

Series B Preferred Shares. Certain rights, preferences, privileges and limitations of the Series B Shares are as set forth in Schedule A. In the event any Series B Shares shall be converted pursuant to Section 3 of Schedule A, the shares so converted shall be cancelled and shall not be issuable by the Company.

8

Series C Preferred Shares. Certain rights, preferences, privileges and limitations of the Series C Shares are as set forth in Schedule A. In the event any Series C Shares shall be converted pursuant to Section 3 of Schedule A, the shares so converted shall be cancelled and shall not be issuable by the Company.

9	Ordinary Shares. Certain rights, preferences, privileges and limitations of the Ordinary Shares of the Company are as follows:

9.1

Dividend Rights. Subject to the prior rights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of Ordinary Shares shall be entitled to receive, when and as declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board.

9.2	Liquidation Rights. Upon a Liquidation Event, the assets of the Company shall be distributed as provided in Section 2 of Schedule A.

9.3	Redemption. Neither the Company nor the holders of Ordinary Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any Ordinary Shares.

9.4

Voting Rights. The holder of each Ordinary Share shall have the right to one vote for each such Ordinary Share, and shall be entitled to notice of any meeting of Members in accordance with these Articles, and shall be entitled to vote upon such matters and in such manner as may be provided by Law; provided, however, that except as otherwise required by Law, the holders of Ordinary Shares, as such, shall not be entitled to vote on any amendment to these Articles that relates solely to the rights, preferences, privileges and restrictions of the Preferred Shares, if the holders of the Series A1 Shares, Series A2 Shares, Series B Shares and/or Series C Shares, as applicable, are entitled to vote thereon as a separate class pursuant to these Articles or pursuant to applicable law.

REGISTER OF MEMBERS

10

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. The Register of Members shall be the only evidence as to who are the Members of the Company for the purposes of these Articles and under the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

11

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period that shall not in any case exceed forty (40) days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least ten (10) days immediately preceding the meeting.

12

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any Dividend.

13

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

14

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

15

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

16

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

17

Any transfer of Shares shall be subject to the approval of the Directors (provided that any transfer of Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares shall only be subject to such approval if the proposed transferee of such Shares engages in Competitive Business), in addition to any restrictions on any such transfer set out in any right of first refusal, co-sale or other agreement to which the Company is a party. An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the board of Directors may accept:

Transfer of a Share or Shares

Apollomics Inc. (the “Company”)

FOR VALUE RECEIVED ………………… [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [    ], 20[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

18

The instrument of transfer shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

19

Subject to the Statute and any other provisions in the Transaction Documents, the Company will only register transfers of shares that are made in accordance with the Statute and the Transaction Documents.

REDEMPTION AND REPURCHASE OF SHARES

20

Subject to the provisions of the Statute and these Articles (including Schedule A), the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. Subject to the provisions of the Statute and these Articles, the redemption of such Shares shall be effected in such manner as the Company may, by Ordinary Resolution, determine before the issue of the Shares.

21

Subject to the provisions of the Statute and these Articles, the Company may repurchase its own Ordinary Shares registered in the name of a person who is or was a Director, officer, employee or consultant of the Company and who has acquired such Ordinary Shares pursuant to a purchase agreement entered into by the Company with such person that allows for the repurchase thereof, such repurchase to be effected to the extent, in the manner and at the time or times, provided for in such agreement, it being expressly recognised that the foregoing constitutes the authorization of a manner of purchase of the Shares as contemplated by section 37(3)(d) of the Statute.

22

Subject to the provisions of the Statute and these Articles (and without prejudice to the authority contained in Article 23), the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

23	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

24

The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

25	The Company is authorised to hold treasury shares in accordance with the Statute.

26	The Board may designate as treasury shares any of its shares that it purchases or redeems, or any shares surrendered to it, in accordance with the Statute.

27	Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred in accordance with the Statute.

VARIATION OF RIGHTS OF SHARES

28

Subject to the provisions of the Statute and these Articles, if at any time the share capital of the Company is divided into different classes and/or series of Shares, the rights attached to any class and/or series (unless otherwise provided by the terms of issue of the Shares of that class and/or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued Shares of that class and/or series and the holders of a majority of the issued Shares of any other class and/or Series that the Directors, in their absolute discretion (such determination to be conclusive) determine, may be affected by such variation.

29

The rights conferred upon the holders of the Shares shall not, unless otherwise expressly provided by the terms of issue of the Shares, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith and the provisions of these Articles relating to general meetings shall apply to every class or series meeting of the holders of one class of shares or series except the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a roll.

COMMISSION ON SALE OF SHARES

30

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF INTERESTS

31

The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

32

If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only persons recognised by the Company as having any title to such Member’s interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

33

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him or her as the transferee. If he or she elects to become the holder, he or she shall give notice to the Company to that effect but the Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer by that Member before his death or bankruptcy, as the case may be.

34	If the person so becoming entitled shall elect to be registered as holder such person shall deliver or send to the Company a notice in writing signed by such person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

35	Subject to Section 5 and Schedule A, the Company may by Ordinary Resolution:

35.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

35.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

35.3

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

35.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

36	Subject to the provisions of the Statute and the provisions of these Articles, the Company may by Special Resolution:

36.1	change its name;

36.2	alter or add to these Articles;

36.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

36.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

37	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

38	All general meetings other than annual general meetings shall be called extraordinary general meetings.

39	All annual general meeting may be held at such time and place as the Directors shall appoint.

40	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

41

The chairman, if any, of the board of Directors or any three (3) Directors or any two (2) Director and the Secretary of the Company may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

42

The Directors shall, on a Members requisition, forthwith proceed to convene an extraordinary general meeting of the Company. A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than a majority of the aggregate voting power of all of the Shares of the Company entitled to attend and vote at general meetings of the Company.

43

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

44

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

45	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

46

At least ten (10) business days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company entitled to attend and vote thereat. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company entitled to attend and vote thereat.

47

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

48	[Reserved]

PROCEEDINGS AT GENERAL MEETINGS

49

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The holders of a majority of the aggregate voting power of all of the Shares entitled to notice of and to attend and vote at such general meeting present in person or by proxy or if a company or other non-natural person by its duly authorised representative shall be a quorum.

50

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

51	A resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

51.1	in the case of a Special Resolution, it is signed by all Members required for such Special Resolution to be deemed effective under the Statute; or

51.2

in the case of an Ordinary Resolution, it is signed by Members for the time being holding Shares carrying in aggregate not less than a simple majority of votes, as would be necessary to authorize or pass such an Ordinary Resolutions at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 63) (or, being companies, signed by their duly authorised representative).

52	A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.

If, however, such quorum shall not be present or represented at any general meeting, the chairman of the general meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote thereat.

53

The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their number, or shall designate a Member, to be chairman of the meeting.

54

With the consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

55

A resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least a majority of the aggregate voting power of all of the Shares of the Company entitled to attend and vote at the meeting demand a poll.

56

Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

57	The demand for a poll may be withdrawn.

58

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

59

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

60

Except as otherwise required by law or these Articles, the Shares shall vote together as a single class or series on all matters submitted to a vote of Members. Each Share issued and outstanding shall have one vote.

61

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

62

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his or her committee, receiver, curator bonis or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

63

No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a series of Shares unless he or she is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

64

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

65

On a poll or on a show of hands, votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy, the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

66

A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

67

The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

68

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting. The chairman may in any event, at his or her discretion, direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

69

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

70

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

71

Any corporation or other non-natural person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

72

Without limiting any provision of these Articles, Shares that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS

73	The Company shall have a Board composed as set forth in Section 4.2 of Schedule A.

POWERS OF DIRECTORS

74

Subject to the provisions of the Statute, the Memorandum and the Articles, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of Members according to the provision of the Articles to effect the sale of all or substantially all of the assets of the Company, or assets of any of its subsidiaries, to any person other than a wholly-owned subsidiary of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

75

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

76

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

77

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture share, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

78	The office of a Director shall be vacated if:

78.1	a Director gives notice in writing to the Company that he or she resigns the office of Director;

78.2	if the Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

78.3	if the Director is found to be or becomes of unsound mind.

PROCEEDINGS OF DIRECTORS

79

At all meetings of the Board a majority of the number of Directors elected in accordance with Article 72 shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the Directors (including, with respect to any matters to which Section 5.1 of Schedule A applies, the Series A Director, the Series B Director and the Series C Director (each as defined in Section 4.2 of Schedule A)) present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by the Statute, the Memorandum or these Articles. If within thirty (30) minutes from the time appointed for the meeting a quorum is not be present at any meeting of the board of Directors, the meeting shall stand adjourned to the same time and place seven (7) business days later or such other place as the Directors by unanimous consent may determine, and if at the adjourned meeting a quorum is not present within forty-five (45) minutes from the time appointed for the meeting, the Directors present shall be a quorum.

80

Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. The Directors shall also comply with any provisions as to board observers set out in any agreements to which the Company is a party.

81

All or any of the Directors may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.

82

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

83

Meetings of the board of Directors may be called by the president or chief executive officer on three (3) days’ notice to each Director, either personally or by mail, electronic mail or by telegram; meetings shall be called by the president, chief executive officer or the secretary in like manner and on like notice on the written request of one (1) Directors unless the board consists of only one Director; in which case meetings shall be called by the president, chief executive officer or secretary in like manner or on like notice on the written request of the sole Director.

84

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company in order to re-constitute the board of Directors pursuant to Article 83, but for no other purpose.

85

The Directors may elect a chairman of their board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

86

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

PRESUMPTION OF ASSENT

87

A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

88

Subject to Article 93, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

89

Subject to Article 93, a Director may act by him or herself or his or her firm in a professional capacity for the Company and such firm shall be entitled to remuneration for professional services as if such Director were not a Director.

90

Subject to Article 93, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

91

In addition to any further restrictions set forth in these Articles, no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, provided such Director has declared the nature of such interest in the Interested Transaction.

MINUTES

92

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

93

The Directors may approve the delegation of any of their powers to any committee consisting of one or more Directors. The Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member if such other Director’s appointment is approved or ratified by the Directors. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Directors in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Directors when required. The Directors may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

94

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each of the Series B Director and the Series C Director shall be a member of all the committees established under the Board. The Directors shall establish a compensation committee and other committees the Board considers necessary. The compensation committee shall be granted with power to manage and approve the compensation and equity incentive plans, to decide the compensation of senior managements (vice presidents and above) of the Company, and to approve their respective employment contract, termination of contract, and granting of equity incentive plan.

95

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

96

The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

97

The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

98

The Company in a general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

99

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class or series of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

100

The Directors may by resolution approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

SEAL

101

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

102

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

103

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

104	Subject to the Statute and these Articles (including Schedule A), the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the assets of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

105

Subject to the rights of persons, if any, entitled to Shares with special rights as to Dividends, all Dividends on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares.

106	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

107

Subject to these Articles, the Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

108

Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

109	No Dividend or distribution shall bear interest against the Company.

110

Any Dividend that cannot be paid to a Member or that remains unclaimed after six (6) months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend that remains unclaimed after a period of six (6) years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

111

The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event, the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

112

The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting. Such books of account shall be maintained for a minimum of five years from the date on which they were prepared.

113

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

114	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

115

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

116

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an exempted company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

117

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, fax or e-mail to such Member or to such Member’s address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if sent by post from one country to another, is to be sent airmail.

118

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail, service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

119

A notice may be given by the Company to the person or persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

120

Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

121

Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

122

Subject to the Statute and these Articles, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is any liability.

123

Subject to the Statute and these Articles, if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

INDEMNITY

124

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or wilful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the wilful neglect or wilful default of such Director or officer or trustee. Except with respect to proceedings to enforce rights to indemnification pursuant to this Article 124, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article 124 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

125

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own wilful neglect or wilful default respectively.

FINANCIAL YEAR

126	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

127

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE A

The Ordinary Shares, Series A1 Shares, Series A2 Shares, Series B Shares and Series C Shares shall, in addition to any other rights, preferences, privileges and limitations under the Memorandum and Articles, have the following rights, preferences, privileges and limitations. In the event of any inconsistency between the rights, preferences, privileges and limitations conferred on them under the Memorandum and Articles, and the rights, preferences, privileges and limitations conferred under this Schedule A, the rights, preferences, privileges and limitations conferred under this Schedule A shall prevail:

1.	Dividend Provisions.

1.1.

The holders of Series A1 Shares, the holders of Series A2 Shares, the holders of Series B Shares and the holders of Series C Shares shall be entitled to receive dividends, out of any assets legally available therefor, pari passu with each other and prior and in preference to any declaration or payment of any dividend on the Ordinary Shares (payable other than in Ordinary Shares or Ordinary Share Equivalents, which for avoidance of doubt are subject to Section 3.4(c)), at the rate equal to a simple interest of eight percent (8%) per annum of (1) the Original Issue Price of Series A1 Shares on each Series A1 Share (as adjusted for any Recapitalization), and (2) the Original Issue Price of Series A2 Shares on each Series A2 Share (as adjusted for any Recapitalization), (3) the Original Issue Price of Series B Shares on each Series B Share (as adjusted for any Recapitalization), (4) the Original Issue Price of Series C Shares on each Series C Share (as adjusted for any Recapitalization), in each case payable when, as, and if declared by the Board. Such dividends shall not be cumulative.

1.2.

After payment of the full amount of any dividends pursuant to Section 1.1, any additional dividends shall be distributed among all holders of Ordinary Shares, Series A1 Shares, Series A2 Shares, Series B Shares and Series C Shares pari passu on a pro rata and as-if-converted basis.

1.3.

Without prejudice to the generality of the foregoing, each holder of Series A1 Shares, each holder of Series A2 Shares, each holder of Series B Shares and each holder of Series C Shares is entitled to receive, pari passu with the holders of any other class or series of shares, any non-cash dividends (payable other than in Ordinary Shares or Ordinary Share Equivalents, which for avoidance of doubt are subject to Section 3.4(c)) declared by the Board on Shares of any other class or series on a pro rata, as-if-converted basis.

2.	Liquidation Preference.

2.1.

Upon a Liquidation Event, either voluntary or involuntary, the holders of Series C Shares shall be entitled to receive, pari passu with each other, in preference and prior to any distribution of any of the assets of the Company to the holders of Ordinary Shares or Members of any other class or series of shares by reason of their status as such holder or Member, an amount equal to an amount per Series C Share equals to (a) 100% of the Original Issue Price of Series C Shares; (b) annual interest calculated at a simple interest of twelve percent (12%) per annum on the Original Issue Price of Series C Shares; and (c) all accrued or declared but unpaid dividends on such share (in respect of (a), (b) and (c), subject to adjustment for Recapitalizations) (together the “Series C Preference Amount”). If upon the occurrence of any Liquidation Event, the assets and funds thus distributed among the holders of the Series C Shares shall be insufficient to permit the payment of the aggregate Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution to all holders of Series C Shares shall be distributed ratably among the holders of the Series C Shares, pari passu with each other, in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive under this Section 2.1.

2.2.

Upon completion of the distributions of the full amount of Series C Preference amount required by Section 2.1, the holders of Series B Shares shall be entitled to receive, pari passu with each other, in preference and prior to any distribution of any of the assets of the Company to the holders of Ordinary Shares or Members of any other class or series of shares (other than the holders of Series C Shares) by reason of their status as such holder or Member, an amount equal to an amount per Series B Share equals to (a) 100% of the Original Issue Price of Series B Shares; and (b) annual interest calculated at a simple interest of twelve percent (12%) per annum on the Original Issue Price of Series B Shares; and (c) all accrued or declared but unpaid dividends on such share (in respect of (a), (b) and (c), subject to adjustment for Recapitalizations) (together the “Series B Preference Amount”). If upon the occurrence of any Liquidation Event, the assets and funds thus distributed among the holders of the Series B Shares shall be insufficient to permit the payment of the aggregate Series B Preference Amount, then the entire assets and funds of the Company legally available for distribution to all holders of Series B Shares shall be distributed ratably among the holders of the Series B Shares, pari passu with each other, in proportion to the aggregate Series B Preference Amount each such holder is otherwise entitled to receive under this Section 2.2.

2.3.

Upon completion of the distributions of the full amount of Series C Preference Amount required by Section 2.1 and Series B Preference amount required by Section 2.2, the holders of Series A1 Shares and the holders of Series A2 Shares shall be entitled to receive, pari passu with each other, in preference and prior to any distribution of any of the assets of the Company to the holders of Ordinary Shares or Members of any other class or series of shares (other than the holders of Series C Shares and the holders of Series B Shares) by reason of their status as such holder or Member, an amount equal to (1) in respect of Series A1 Shares, an amount per Series A1 Share equals to (a) 100% of the Original Issue Price of Series A1 Shares; and (b) all accrued or declared but unpaid dividends on such share (in respect of (a) and (b), subject to adjustment for Recapitalizations) (together the “Series A1 Preference Amount”), and (2) in respect of Series A2 Shares, an amount per Series A2 Share equals to (a) 100% of the Original Issue Price of Series A2 Shares; and (b) all accrued or declared but unpaid dividends on such share (in respect of (a) and (b), subject to adjustment for Recapitalizations) (together the

“Series A2 Preference Amount”). If upon the occurrence of any Liquidation Event, the assets and funds thus distributed among the holders of the Series A1 Shares and the holders of Series A2 Shares shall be insufficient to permit the payment of the aggregate Series A1 Preference Amount and Series A2 Preference Amount, then the entire assets and funds of the Company legally available for distribution to all holders of Series A1 Shares and all holders of Series A2 Shares shall be distributed ratably among the holders of the Series A1 Shares and the holders of Series A2 Shares, pari passu with each other, in proportion to the aggregate Series A1 Preference Amount and Series A2 Preference Amount each such holder is otherwise entitled to receive under this Section 2.3.

2.4.

Upon completion of the distributions of the full amount of Series C Preference Amount required by Section 2.1, Series B Preference Amount required by Section 2.2 and Series A1 Preference Amount and Series A2 Preference Amount required by Section 2.3, all of the remaining assets of the Company available for distribution shall be distributed pari passu among the holders of Ordinary Shares, the holders of Series A1 Shares, the holders of Series A2 Shares, the holders of Series B Shares and the holders of Series C Shares on a pro rata and as-if-converted basis; provided, however, that the holders of Series A1 Shares, the holders of Series A2 Shares, the holders of Series B Shares or the holders of Series C Shares (as applicable) shall not be entitled to further participate in any distribution of the remaining assets of the Company pursuant to this Section 2.4 following receipt by such holders of Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares, as applicable, of aggregate distributions pursuant to Section 2 equal to 300% of the Original Issue Price of Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares, as applicable (in each case, subject to adjustment for Recapitalizations).

2.5.

For avoidance of doubt, distribution of the consideration in respect of a Liquidation Event that is payable over time upon the satisfaction of one or more contingencies shall be distributed under Section 2.1, Section 2.2, Section 2.3 and Section 2.4 after taking into account all prior distributions of such consideration in respect of such Liquidation Event.

2.6.	In any Liquidation Event, where applicable, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(1)

The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an affiliate or former affiliate) shall be:

(i)

if traded on a securities exchange or through an automated quotation and trading system (such as NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or other similar market), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

(ii)

if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

(iii)

if there is no active public market, the value shall be the fair market value thereof, as determined by the Auditor acting as expert and not as arbitrator, and if no Auditor has been appointed, by the Board of Directors (including the consent of Series A Director, Series B Director and Series C Director), and such determination shall, absent fraud or gross error, be conclusive and binding on the Company and its Members.

(2)

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Section 2.6(1) to reflect the approximate fair market value thereof, as determined by the Auditor in good faith.

2.7.

Where applicable, prior to the closing of any Liquidation Event, the Company shall give each holder of Series A1 Shares, each holder of Series A2 Shares, each holder of Series B Shares and each holder of Series C Shares written notice of such impending transaction not later than twenty (20) days prior to the meeting of Members convened in accordance with the Articles called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices (the “First Liquidation Notice”) shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the First Liquidation Notice or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of the outstanding Series A1 Shares and Series A2 Shares (voting together as a single class), the holders of at least a majority of the outstanding Series B Shares, and the holders of at least a majority of the outstanding Series C Shares.

2.8.	In the event the requirements of Section 2.7 are not complied with, the Company shall forthwith either:

(1)	cause the closing of such Liquidation Event to be postponed until such time as the requirements of Section 2.7 have been complied with; or

(2)

cancel such Liquidation Event, in which event the rights, preferences and privileges of the holders of the Series A1 Shares, the holders of Series A2 Shares, the holders of Series B Shares and the holders of Series C Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the First Liquidation Notice.

3.	Conversion. The holders of the Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

3.1.

Right to Convert. Unless converted earlier pursuant to Section 3.2 below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into such number of fully paid and nonassessable Ordinary Shares at the Conversion Rate in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for the Preferred Shares shall be the Original Issue Price of such Preferred Shares (as such, the initial Conversion Rate for the conversion of each Preferred Share into Ordinary Share shall be one-for-one); provided, however, that the Conversion Price shall be subject to adjustment as set forth in Section 3.4.

3.2.

Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Share(s), effective immediately upon the earlier of (i) a Qualified IPO; or (ii) the date specified by vote or written consent of the holders of at least a majority of the then outstanding Preferred Shares, voting together as a single class, at the Conversion Rate in effect at such time.

3.3.

Mechanics of Conversion. Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares pursuant to Section 3.1, he, she or it shall surrender the certificate or certificates therefor, if any, at the office of the Company or of any transfer agent for the Preferred Shares, as applicable, and shall give written notice (“Conversion Notice”) to the Company at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable after the Conversion Time (as defined below), enter or cause to be entered on the Register of Members, and issue and deliver at such office a certificate or certificates representing the new Ordinary Shares to, such holder of Preferred Shares, or to the nominee or nominees of such holder, as the holder of the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on (the “Conversion Time”): (i) if such conversion is effected pursuant to Section 3.1, the later of (A) the date of the delivery of the Conversion Notice, and (B) if the Preferred Shares, to be converted are certificated, the date of such surrender of the certificate(s) representing the shares of Preferred Shares, as applicable, to be converted, or (ii) if such conversion is effected pursuant to Section 3.2, the date of automatic conversion specified in Section 3.2 (regardless of whether the applicable holder of Preferred Shares, has surrendered his, her or its certificate(s) representing such Preferred Shares, if any), and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with an underwritten public offering of securities, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the Persons entitled to receive the Ordinary Shares upon conversion of the Preferred Shares, shall not be deemed to have converted such Preferred Shares, until immediately prior to the closing of such sale of securities.

3.4.	Conversion Price Adjustments. The Conversion Price of the Preferred Shares shall be subject to adjustment from time to time as follows:

(a)	Subsequent Issuances.

(1)

If the Company shall issue, after the date upon which any Preferred Share has been issued (the “Purchase Date”), any New Securities for a consideration per share less than the then-effective Conversion Price of any class or series of the Preferred Shares, the Conversion Price for such class or series of the Preferred Shares in effect immediately prior to such issuance shall be adjusted concurrently with such issuance in accordance with the following formula:

CP2 = CP1 * (A+B) / (A+C)

Where:

CP2	= the adjusted applicable Conversion Price in effect immediately after such issuance of the New Securities

CP1	= the applicable Conversion Price in effect immediately prior to such issuance of the New Securities

A

= the number of Ordinary Shares deemed to be outstanding immediately prior to such issuance of the New Securities (on a Fully Diluted Basis and including any Ordinary Shares reserved for issuance at such time under the Equity Incentive Plan or any other option or equity incentive plan)

B

= the number of Ordinary Shares (on a Fully Diluted Basis) that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issuance by CP1)

C	= the number of New Securities issued in the subject transaction

(2)

No adjustment of the Conversion Price for the Preferred Shares shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 3.4(a)(6)(iii) and (iv) and Section 3.12, no adjustment of such Conversion Price pursuant to this Section 3.4(a) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(3)

In the case of the issuance of New Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(4)

In the case of the issuance of New Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board in good faith, provided, however, that no value shall be attributed to any services performed by any employee, officer or Director of the Company.

(5)

In the event New Securities are issued together with other shares or Equity Securities of the Company (other than the New Securities) for consideration which covers both, it shall be the proportion of such consideration so received with respect to such New Securities, computed as provided in paragraphs (3) and (4) above, as determined in good faith by the Board.

(6)

In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for

Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 3.4(a) and Section 3.4(b):

(i)

The aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3.4(a)(3) and (4)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for Ordinary Shares covered thereby.

(ii)

The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3.4(a)(3) and (4)).

(iii)

In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of the Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of

Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv)

Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v)

The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to Section (i) and (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 3.4(a)(6)(iii) and (iv).

(7)

In the event that the number of New Securities or the aggregate consideration received by the Company in connection with the issuance of any New Securities cannot be ascertained at the time of issuance, such New Securities shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the aggregate consideration, as applicable, ascertainable.

(b)

New Securities. “New Securities” shall mean any Ordinary Share issued (or deemed to have been issued pursuant to Section 3.4(a)(6) or (7)(8)) by the Company after the Purchase Date, but shall not include any of the following Equity Securities:

(1)	any Equity Securities issued pursuant to the conversion or exercise of any Preferred Shares;

(2)	any Equity Securities issued pursuant to a transaction described in Section 3.4(c) hereof;

(3)

any Ordinary Shares or options issued pursuant to the Equity Incentive Plan or any other option plan, equity incentive plan or restricted share purchase plan of the Company, approved by the Board and the holders holding a majority of the then outstanding Shares of the Company (on an as-converted to Ordinary Share basis);

(4)	Equity Securities issued or issuable (I) in a Qualified IPO, or (II) upon exercise of warrants or rights granted to underwriters in connection with a Qualified IPO;

(5)

any Shares, warrants or other Equity Securities or rights issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued if such convertible or exercisable securities constituted New Securities at their time of issuance;

(6)

any Equity Securities or rights issued or sold to any Person with which the Company has business relationships; provided such issuances are for other than primarily equity financing purposes and are approved by the Board, including the consent of each of the Series A Director, the Series B Director and the Series C Director;

(7)

any Series A Shares issued pursuant to the Series A Subscription Agreement, any Series B Shares issued pursuant to the Series B Subscription Agreement, any Series C Shares issued pursuant to the Series C Subscription Agreement, or any Ordinary Shares deemed issued upon the issuance of any of the foregoing;

(8)

any Equity Securities issued or issuable in connection with any bona fide business acquisition of or by any Group Company, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise, including licensing or acquisition of technology or intellectual property by any Group Company, each as approved by the Board;

(9)

any Equity Securities issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, provided such issuances are not primarily for equity financing purposes and are approved by the Board;

(10)

any Equity Securities issued or issuable to customers, suppliers, joint-venture partners, collaboration partners, licensors or licensees, provided such issuances are for other than primarily equity financing purposes, provided that any necessary approvals in accordance with Sections 5.1 are duly obtained prior to such issuance; or

(11)

any Equity Securities issued or issuable in connection with any transaction where such securities so issued are exempted from the definition of “New Securities” as approved by (I) the Board (including the affirmative vote or consent of the Series A Director,

Series B Director and Series C Director) and (II) the holders of at least a majority of the then outstanding Preferred Shares, voting together on an as-converted to Ordinary Share basis and as a single class.

(each of the issuances as set forth in clauses (i)-(xi) above, an “Exempted Securities”)

(c)

In the event the Company should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (hereinafter referred to as “Ordinary Share Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Share Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of each class and series of Preferred Shares, shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each such class and series of Preferred Shares, as applicable, shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding and those issuable with respect to such Ordinary Share Equivalents.

(d)

If the number of Ordinary Shares outstanding at any time after the Purchase Date is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Prices for each class and series of Preferred Shares, shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of each such class and series of Preferred Shares shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding.

3.5.

Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.4(c), then, in each such case for the purpose of this Section 3.5, the holders of Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

3.6.	Recapitalizations. If at any time or from time to time there shall be a Recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 1 or this Section 3) provision shall be made so that the holders of Preferred Shares shall thereafter be entitled to receive upon conversion of Preferred Shares the number of Shares or other securities or property of the Company or otherwise, to which a holder of the number of Ordinary Shares deliverable upon conversion of the Preferred Shares, as applicable, held by such holder would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Preferred Shares after the recapitalization such that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of Shares purchasable upon conversion of each such Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

3.7.

No Impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Shares against impairment.

3.8.	No Fractional Shares and Certificate as to Adjustments.

(a)

No fractional Shares shall be issued upon the conversion of any Preferred Shares. In lieu of any fractional Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of an Ordinary Share as determined in good faith by the Board. The number of Ordinary Shares to be issued upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

(b)

Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Preferred Shares pursuant to this Section 3.4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for Preferred Shares, as applicable, at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Preferred Share.

3.9.

Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

3.10.

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in all Commercially Reasonable Best Efforts to obtain the requisite approval of Members of any necessary amendment to the Articles.

3.11.

Notices. Any notice required by the provisions of this Section 3 to be given to the holders of Preferred Shares shall be deemed given if deposited in the mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

3.12.

Waiver of Adjustment to Conversion Prices. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares may be waived by holders of Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares, respectively, in respect of any issuance of New Securities, either prospectively or retroactively and either generally or in a particular instance by the vote or written consent of the holders of a majority of the outstanding Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares, respectively, and such waiver shall be binding upon all current and future holders of Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares, respectively, but, for avoidance of doubt, only in respect of such issuance of New Securities.

4.	Voting Rights.

4.1.

General. The holder of each Series A1 Share, each Series A2 Share, each Series B Share or each Series C Share shall have the right to one vote for each Ordinary Share into which such Series A1 Share, Series A2 Share, Series B Share or Series C Shares, as applicable, could then be converted as of the record date for the determination of the Members entitled to vote on the relevant matters, or, if no such record date is established, at 5:00 p.m. (Cayman Islands time) on the Business Day immediately preceding the date on which such vote is taken or any written consent of such Members is solicited. With respect to such vote and except as otherwise expressly provided in these Articles or the Transaction Documents or as required by applicable Law, such holder shall be entitled to notice of and full voting rights and powers equal to the voting rights and powers of the holders Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any meeting of Members in accordance with the Articles, and shall be entitled to vote, together with holders of Ordinary Shares with respect to any matter upon which holders of Ordinary Shares have the right to vote, as a single class voting together and not as a separate class. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Series A1 Shares, Series A2 Shares, Series B Shares or Series C Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

4.2.	Election of Directors; Appointment of Observers.

(a)	The Company shall have a Board consisting of six (6) Directors.

(b)

As long as any Series C Shares are outstanding, one (1) Director shall be appointed by the Series C Lead Investor as long as the total number of the outstanding Series C Shares represents no less than 10% of the share capital of the Company, calculated on a Fully Diluted Basis (as adjusted for any Recapitalization) (the “Series C Director”). As long as any Series B Shares are outstanding, one (1) Director shall be appointed (i) by CMBI, who shall initially be Kexiang Zhou (周可祥), as long as CMBI owns no less than 50% of the Series B Shares of the Company subscribed for by and issued to it under Series B Subscription Agreement (as adjusted for any Recapitalization); or (ii) otherwise, by a majority vote of the Series B Shares, voting together as a single class (the “Series B Director”). As long as any Series A Shares are outstanding, one (1) Director shall be appointed (i) by OrbiMed as long as OrbiMed owns no less than 30% of the Series A Shares subscribed for by and issued to it under the Series A Subscription Agreement (as adjusted for any Recapitalization); or (ii) otherwise, by a majority vote of the Series A Shares, voting together as a single class (the “Series A Director”). The remaining three (3) Directors shall be the Key Holders, i.e. Sanjeev Redkar and Guo-Liang Yu, and an independent Director jointly appointed by the Key Holders, who shall initially be Jonathan Wang. Without prejudice to Section 5 of Schedule A, in the case of an equality of votes at the Board meetings, Guo-Liang Yu shall be entitled to a casting vote.

4.3.

In addition to the right to elect the Series A Director (as defined in Schedule A) in accordance with Section 4.2, as long as OrbiMed and/or its Affiliates hold any Series A Shares, OrbiMed shall have the right to appoint a representative (the

“OrbiMed Observer”) to attend all meetings of the Board of Directors in a non- voting, observer capacity. As long as CMBI holds any Series B Shares but owns no less than 30% of the then outstanding Series B Shares of the Company (as adjusted for any Recapitalization), CMBI shall have the right to appoint a representative (the “CMBI Observer”) to attend all meetings of the Board of Directors in a non-voting, observer capacity. As long as Gortune Zeus Limited holds no less than 39,046,347 Series B Shares of the Company (as adjusted for any Recapitalization), Gortune Zeus Limited shall have the right to appoint a representative (the “Gortune Observer”, together with the OrbiMed Observer and CMBI Observer, collectively, the “Investor Observers”) to attend all meetings of the Board of Directors in a non-voting, observer capacity. In this respect, the Company shall give the Investor Observers copies of all notices, minutes, consents and all other materials that it provides to the Directors; provided, however, that the Investor Observers agree in writing to hold in confidence and trust with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Investor Observers from the executive session of any Board meeting or from any all or any other portion of a Board meeting if access to such information or attendance at such meeting or portion thereof could (i) adversely affect the attorney-client privilege between the Company and its counsel as reasonably determined by such counsel to the Company, in which case, the Board shall notify the Investor Observers of the general nature of the information being withheld; or (ii) would result in disclosure of Trade Secrets to such representative as reasonably determined by a majority of the Board. The right granted pursuant to this Section 4.3 is contingent on the Investor Observers executing and delivering a confidentiality and non-disclosure agreement to the reasonable satisfaction of the Board if requested by the Board.

4.4.

On all matters relating to the removal of one or more Directors of the Company, each Member shall vote at meetings of Members, and give consent in whatever manner necessary, with respect to all of the Shares such Member holds in the Company, from time to time and at all times, as may be necessary to remove from the Board any Director selected for removal by the Members entitled to designate such Director pursuant to Section 4.2.

4.5.

Filling Vacancies on the Board. Any vacancy created by such removal shall be filled pursuant to Section 4.2. No Director elected pursuant to Section 4.2 may be removed without the vote or written consent of the Shareholders entitled to designate such Director pursuant to Section 4.2. In the event of the resignation, death or disqualification of a Director, the Members entitled to designate such Director shall promptly nominate a new Director in accordance with Section 4.2, and each Member shall promptly vote or provide written consent with respect to his, her or its shares in the capital of the Company to elect such designated person to the Board. A vacancy on the Board may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director; provided that in the event that any Director is elected to the Board as the result of the filling of a vacancy by members of the Board, then at any time thereafter, upon the written request of Shareholders entitled to designate such Director pursuant to Section 4.2, the Company shall use its Commercially Reasonable Best Efforts to cause, as promptly as is possible and in compliance with the Articles, either a meeting of Members to be held or a written resolution of Members to be circulated, in each case submitting to the vote or written resolution of Members, respectively, the proposed removal of such Director and/or election of a substitute Director in lieu thereof in accordance with the Articles. In the absence of any designation from the Persons or groups with the right to designate a Director as specified above, the Director previously designated by them and then serving shall be re-elected if still eligible to serve as provided herein.

5.	Protective Provisions.

5.1.

Director Consent. Without the consent of the Board, including the consent of each of the Series A Director, the Series B Director and the Series C Director, each Group Company shall not, and the Company shall procure any Group Company shall not, take any of the following actions, either directly or by amendment, merger, consolidation or otherwise:

(a)	effect a Liquidation Event;

(b)	alter, change, amend or repeal any provision of these Articles which adversely affect any class of Preferred Shares;

(c)	alter, change or amend the rights, preferences, privileges and limitations of any class of Preferred Shares, whether by amendment to these Articles, merger, consolidation or otherwise;

(d)

create, authorise or issue any Equity Securities other than the Series C Shares issued or to be issued in accordance with the Series C Subscription Agreement (including but not limited to any Equity Securities or grant of any right or option or any indebtedness that is convertible into or exercisable for any Equity Securities, having a preference over, or being on a parity with any class of Preferred Shares with respect to registration, payment of dividends, distributions upon liquidation, voting rights, redemption or otherwise), in each case except for (i) the issuance of any Equity Securities by any wholly-owned subsidiary of any Group Company to such Group Company, or (ii) the issuance of any Exempted Securities;

(e)

create, increase decrease (except for decreases resulting from conversion of the Preferred Shares in accordance with these Articles) the total number of authorized Ordinary Shares or Preferred Shares or any series of preferred stock except for the increase of registered capital of any wholly-owned subsidiary of any Group Company subscribed by such Group Company;

(f)	increase or decrease the authorized number of the Directors or the manner of election or term of office of the Directors;

(g)	redeem, purchase or otherwise acquire any Equity Securities other than any repurchase pursuant to the Equity Incentive Plan;

(h)	declare or pay dividends or make other distributions on the Shares;

(i)

incur any of the following under this item (i) in excess of US$1,000,000 individually or US$2,000,000 in the aggregate or that is not entered into in the ordinary course of any Group Company’s business: commitment to fund, providing or receiving loan, providing guarantee or incurring indebtedness;

(j)

invest in, purchase or acquire any tangible or intangible assets or equity securities of any Person (other than a wholly-owned subsidiary of the Company) where the purchase price exceeds US$1,000,000, individually or in aggregate in a series of transactions;

(k)

materially change or cease to conduct the principal business as conducted or proposed to be conducted as of the date hereof, or enter into a new line of business which is materially different from its business as conducted or proposed to be conducted as of the date hereof;

(l)	adopt or amend the annual budget or business plan of the Group Companies;

(m)	incur any capital expenditure in beyond the annual budget in excess of US$2,000,000, individually or in aggregate in a series of transactions;

(n)

purchase, rent, sell or otherwise dispose of any assets and/or business not set forth in the annual budget in excess of US$2,000,000 in a single transaction or in excess of US$6,000,000 in aggregate in a fiscal year;

(o)	sell, transfer, assign, grant exclusive license over, pledge, charge or otherwise dispose of any material trademarks, patents or any other intellectual property;

(p)	appoint or remove the chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or Chief Medical Officer of the Company;

(q)	effect any Affiliate Transaction (as defined in the Investor’s Rights Agreement);

(r)	appoint or remove the auditor, or make any significant change to the financial policy;

(s)	approve or amend any share option plan or other equity incentive plan;

(t)	initiate or settle any material litigation or arbitration;

(u)	determine the securities exchange, valuation and other material terms and conditions of a Qualified IPO;

(v)	effect any other transaction in excess of US$2,000,000 and not in the ordinary course of business of any Group Company;

(w)	any other event which may negatively affect the rights, preferences, privileges or powers of the holders of Preferred Shares (based on reasonable judgment) herein; or

(x)	agree or commit to do any of the foregoing.

6.

Right of First Offer. Subject to the terms and conditions specified in this Section 6, the Company hereby grants to each holder of Preferred Shares other than a Key Holder or any Affiliate thereof to whom such Shares are issued by the Company pursuant to the Series A Subscription Agreement, the Series B Subscription Agreement or the Series C Susbcription Agreement (each a “ROFO Holder”) a right of first offer (which right may be apportioned among itself and its general partners and Affiliates as described below) with respect to future sales by the Company of any New Securities (which shall exclude any Exempted Securities). A ROFO Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(a)(2) of the Securities Act or any similar exemption under applicable securities Laws in connection with such sale of Shares by the Company.

Each time the Company proposes to sell or issue any New Securities, the Company shall first offer such New Securities to each ROFO Holder in accordance with the following provisions:

(a)    The Company shall deliver a notice (the “Notice”) to the ROFO Holders stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms upon which it proposes to offer such New Securities.

(b)    Within twenty (20) calendar days after receipt of the Notice, each ROFO Holder may, by written notification delivered to the Company, elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities that equals the product of (i) the number of Ordinary Shares then outstanding held by such ROFO Holder on a Fully Diluted Basis, divided by (ii) the total number of Ordinary Shares then outstanding on a Fully Diluted Basis immediately prior to the issuance of New Securities giving rise to the right of first offer (such ROFO Holder’s “Pro Rata Share”).

(c)    Over-Allotment. If any ROFO Holder fails to elect to purchase all of its Pro Rata Share of the New Securities, then all such unpurchased New Securities (the “Over-Allotment Securities”) shall be made available to each ROFO Holder who has elected to purchase all of its Pro Rata Share of the New Securities in accordance with Section 6(b) above (“Fully Exercising Holder”). The Company shall deliver a notice to each Fully Exercising Holder to inform them of the aggregate number of Over-Allotment Securities that are available for over-allotment.

Each Fully Exercising Holder shall have ten (10) Business Days after the receipt of such over-allotment notice (the “Acceptance Period for New Securities”) to irrevocably elect to purchase all or a portion of the Over-Allotment Securities on the same price as indicated on the Notice by notifying the Company in writing of the number of Over-Allotment Securities to be purchased. If the aggregate number of the Over-Allotment Securities elected to be purchased by all such Fully Exercising Holder in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Securities that are available for over-allotment, then the Over-Allotment Securities shall be allocated to such Fully Exercising Holder by allocating to each such Fully Exercising Holder the lesser of (A) the number of Over-Allotment Securities it elects to purchase, and (B) its over-allotment pro rata share of the Over-Allotment Securities that has not yet been allocated. For the purposes of determining the allocation of Over-Allotment Securities that a Fully Exercising Holder is entitled to receive under this Section 6(c), such Fully Exercising Holder’s “over-allotment pro rata share” shall equal to the product of (A) the number of Ordinary Shares then outstanding held by such Fully Exercising Holder on a Fully Diluted Basis on the date of the Notice, divided by (B) the aggregate number of Ordinary Shares then outstanding held by all Fully Exercising Holders on a Fully Diluted Basis on the date of the Notice.

(d)    If any of the New Securities remained unsubscribed by any ROFO Holders pursuant to Section 6(b) and (c), the Company may, during the ninety (90)-day-period following the expiration of the Acceptance Period for New Securities, offer the remaining unsubscribed New Securities to other purchasers at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company has not issued and allotted such New Securities within such ninety (90)-day-period, then the Company shall not thereafter issue or allot any New Securities unless first reoffering such New Securities to the ROFO Holders in accordance with this Section 6.

In addition to the foregoing, the right of first offer in this Section 6 shall not be applicable with respect to any ROFO Holder and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, such ROFO Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

(e)    The right of first offer in this Section 6 shall terminate upon the earliest to occur of:

(i)    an agreement in writing signed by (A) the Company, (B) the Key Holders, (C) the holders of a majority of the then outstanding Series A Shares, (D) (x) in the event CMBI is a shareholder of the Company and has the right to appoint a Director to the Board, CMBI, or (y) in the event CMBI is not a shareholder of the Company or ceases to have the right to appoint a Director to the Board, the holders of a majority of the then outstanding Series B Shares, and (E) the holders of a majority of the then outstanding Series C Shares;

(ii)    the consummation of an initial public offering of the Company; and

(iii)    the consummation of a Liquidation Event.

7.	Redemption.

7.1.

Redemption Triggering Event. Notwithstanding anything to the contrary herein, if there has not been a Qualified IPO by December 31, 2021 (the “Redemption Triggering Event”) occurs, upon requests by any holder of the Series B Shares or Series C Shares (each, a “Redeeming Shareholder”), the Company shall, to the extent permitted by applicable laws, redeem all or part of the Series B Shares and Series C Shares held by such Redeeming Shareholder (the “Redeeming Shares”) out of funds legally available therefor.

7.2.	The redemption price at which each of Redeeming Share to be redeemed (the “Redemption Price”) shall equals to the higher of the following, and paid in US Dollars:

(a)

the sum of (i) 100% of the Original Issue Price of such Redeeming Share; (ii) annual interest calculated at a simple interest of twelve percent (12%) per annum on the Original Issue Price of such Redeeming Share for the period of time from the date on which such Redeeming Share is first issued by the Company until the date of full payment of the Redemption Price for such Redeeming Share; and (iii) all accrued or declared but unpaid dividends on such Redeeming Share as of the date of receipt by the Company of the applicable Redemption Notice (as defined below); and

(b)

a fraction, the numerator of which is the latest amount of the audited net assets of the Company prior to the day of full payment of the Redemption Price, and the denominator of which is the total number of Ordinary Shares of the Company (on a Fully Diluted Basis) on the date of receipt by the Company of the applicable Redemption Notice.

7.3.	Procedure of Redemption.

(a)

Notice. A notice of redemption by any Redeeming Shareholder shall be given by hand or by mail to the registered office of the Company (the “Redemption Notice”). The Redemption Notice shall specify the date of the Redemption (the “Redemption Date”), which shall be no earlier than the 30th day commencing from the date of the Redemption Notice, and the Company shall make the payment of the Redemption Price no later than the Redemption Date (unless the Company does not have sufficient cash or funds legally available to redeem all of the Redeeming Shares required to be redeemed, under which circumstance Section 7.3(b) shall apply) or within any other period otherwise agreed by the Company and such Redeeming Shareholder in writing.

(b)

Insufficient Funds. If the Company does not have sufficient cash or funds legally available to redeem all of the Redeeming Shares required to be redeemed, the cash or funds which are legally available shall be, to the extent permitted by applicable laws, (i) first utilized to redeem the Series C

Shares requested to be redeemed as one separate and same class on a pari passu and pro rata basis based on the total amount of Redemption Price receivable by the holders thereof which shall be redeemable prior and in preference to any other series or class of Shares of the Company; (ii) second, if there are any cash or funds remaining after the payment in full of the aggregate Redemption Price pursuant to clause (i) above, then utilized to redeem the Series B Shares requested to be redeemed as one separate and same class on a pari passu and pro rata basis based on the total amount of Redemption Price receivable by the holders thereof which shall be redeemable prior and in preference to any other series or class of Shares of the Company (other than the Series C Shares); and (iii) if there are any cash or funds remaining after the payment in full of the aggregate Redemption Price pursuant to clauses (i) and (ii) above, then utilized to redeem the Series A Shares requested to be redeemed as one separate and same class on a pari passu and pro rata basis based on the total amount of Redemption Price receivable by the holders thereof which shall be redeemable prior and in preference to any other series or class of Shares of the Company (other than the Series C Shares and the Series B Shares). Any Preferred Shares that shall be redeemed but the Redemption Price with respect of which has not been fully paid for shall remain outstanding and entitled to all the rights, preferences and privileges provided in these Articles, as amended from time to time, and shall be carried forward and redeemed as soon as the Company has legally available funds to do so. For avoidance of any doubts, all Redeeming Shares of a Redeeming Shareholder shall be redeemed within eighteen (18) months after such Redeeming Shareholder has delivered its Redemption Notice. Notwithstanding anything to the contrary herein, no other securities of the Company shall be redeemed unless and until the Company shall have redeemed all of the Redeeming Shares requested to be redeemed and shall have paid all the applicable Redemption Price for such Redeeming Shares requested to be redeemed.

(c)

Surrender of Certificates. Against and concurrently with the payment of the applicable Redemption Price to any Redeeming Shareholder, such Redeeming Shareholder shall surrender his or her or its certificate or certificates representing such Redeeming Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and each such certificate shall be cancelled on the Redemption Date and the Register of Members shall be updated. In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares.

(d)

Restriction on Distribution. If the Company fails (for whatever reason) to redeem any Redeeming Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(e)

To the extent permitted by Law, the Company shall procure that the profits of each subsidiary and affiliate of the Company for the time being legally available for distribution shall be paid to it by way of dividend or otherwise if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of the Redeeming Shares required to be made pursuant to Section 7.

(f)

All of the rights of all Redeeming Shareholders under this Section 7 shall be automatically terminated upon the submission of the Company’s listing application in connection with its Qualified IPO (the “Listing Application”); provided that all such rights shall be automatically restored to the fullest effect immediately upon (i) the Company withdrawing its Listing Application, or (ii) the Listing Application failing to consummate within eighteen (18) months following the Closing Date (as defined in the Series C Subscription Agreement), whichever is earlier.

Certified by:	Date: December 3, 2020

Name and Title: Sanjeev Redkar, President and Director of Apollomics Inc.